UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-302-4200

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
LoJack Corporation (the “Company”) entered into a sixth amendment (the “Amendment”) to its Multicurrency Revolving Credit Agreement, dated as of December 29, 2009 (as previously amended, the “Credit Agreement”), by and among the Company, the Borrowers and Guarantors listed therein, the Lenders listed therein, Citizens Bank, N.A., as Administrative Agent, and T.D. Bank, N.A., as Issuing Bank, effective as of April 28, 2015. The provisions of the Amendment include: (i) a reduction in the total facility commitment amount to $12,000,000; (ii) a mandatory reduction in the total commitment amount of $2,000,000 on August 31, 2015 and an additional $2,000,000 on October 31, 2015; (iii) an interest rate for Eurodollar loans of LIBOR plus 3.25%; (iv) a commitment fee of 0.50% on the unused portions of the credit facility, with additional quarterly commitment fees payable by the Company; (v) a prohibition on all dividends, stock repurchases or other restricted payments; and (vi) adjustments to certain of the financial covenants included in the Credit Agreement. In addition, pursuant to the Amendment, the Company will be required to maintain a minimum cash balance in the United States of $2,000,000 at all times as well as maintain certain financial performance measures, including minimum quick ratio and minimum adjusted EBITDA requirements.
Under the terms of the Amendment, the Company’s obligations under the Credit Agreement may not, at any time, exceed the lesser of (a) the commitment amount less a reserve of $3,000,000 (which will be reduced to $2,000,000 on August 31, 2015 and to $1,000,000 on October 31, 2015) or (b) the results of the Company’s revised borrowing base calculation, which is calculated as 80% of the Company’s eligible domestic accounts receivable less certain reserves established by the Administrative Agent from time to time. In connection with the Amendment, the Company agreed to reduce its outstanding borrowings to no more than $7,000,000 as of the closing date of the Amendment, which resulted in the repayment by the Company of $3,000,000 in principal amount of the outstanding loans under the Credit Agreement.
As part of the Amendment, the Lenders waived the events of default that arose due to the Company’s non-compliance with certain of the existing financial covenants included in the Credit Agreement as of December 31, 2014 and March 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date:	May 4, 2015	By:	/s/ KENNETH L. DUMAS
Kenneth L. Dumas
Senior Vice President, Chief Financial Officer and Treasurer